Exhibit 16.1
Webb & Company, P.A.
April 6, 2010
Securities and Exchange Commission
100 F. Street, N.E.
Washington, D.C. 20549

Re:	Artistry Publications, Inc.
Commission File No. 333-146942
We have read the statements of Artistry Publications, Inc. pertaining to our firm included under item 4.01 of Form 8-K dated April 5, 2010 and agree with such statements as they pertain to our firm.
Regards,
/s/ Webb & Company, P.A.
Webb & Company, P.A.
Certified Public Accountants